TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.

HAMILTON LANE VENTURE CAPITAL AND GROWTH FUND

EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

HAMILTON LANE VENTURE CAPITAL AND GROWTH FUND

Tendered Pursuant to the Offer to Purchase
Dated November 3, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC. BY,

11:59 P.M., EASTERN TIME, ON DECEMBER 3, 2026,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

Hamilton Lane Venture Capital and Growth Fund

c/o UMB Fund Services, Inc.

235 W. Galena Street

Milwaukee, WI 53212

Attention: Tender Offer Administrator

Phone: (888) 882-8212

Fax: (816) 860-3140

Email: AutoAIProcessing@umb.com*

*IMPORTANT: This email will not reply to responses, for inquiries related to your Tender Offer please use the phone number above. All emails sent to the automated inbox are auto encrypted; any documents sent with additional encryption or password protected will not be received. Please submit one Tender Offer per email. Supporting documentation may be sent as additional attachments.

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HAMILTON LANE VENTURE CAPITAL AND GROWTH FUND

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest in Hamilton Lane Venture Capital and Growth Fund (the “Fund”), or the tender of some of such shares, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

☐	All of the undersigned’s entire shares of beneficial interest.

☐	Class Y (XHVYX) Number of Shares:	,	,	.

☐	Class I (XHVIX) Number of Shares:	,	,	.

☐	Class R (XHVRX) Number of Shares:	,	,	.

☐	Class Y (XHVYX) Dollar Amount:	$	,	,	.

☐	Class I (XHVIX) Dollar Amount:	$	,	,	.

☐	Class R (XHVRX) Dollar Amount:	$	,	,	.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:		FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)		Print Name of Investor

Print Name of Investor		Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)		Print Name of Signatory and Title

Print Name of Joint Tenant		Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:	__________________

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